REGISTRATION RIGHTS AGREEMENT

                                   dated as of

                                November 3, 1997

                                     between

                      COMPOST AMERICA HOLDING COMPANY, INC.

                                       and

                            WASTECO VENTURES LIMITED


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1 DEFINITIONS........................................................  1
         1.1      Definitions................................................  1

 ARTICLE 2 REGISTRATION RIGHTS...............................................  4
         2.1      Securities Subject to this Agreement.......................  4
         2.2      Demand Registration........................................  4
         2.3      Piggyback Registration.....................................  6
         2.4      Registration Procedures....................................  8
         2.5      Preparation; Reasonable Investigation...................... 12
         2.6      Certain Rights of the Holder............................... 12
         2.7      Registration Expenses...................................... 12
         2.8      Indemnification; Contribution.............................. 13
         2.9      Participation in Underwritten Registrations................ 16
         2.10     Selection of Underwriters.................................. 16

ARTICLE 3 RULE 144........................................................... 16
         3.1      Rule 144 Reporting......................................... 16

ARTICLE 4 MISCELLANEOUS...................................................... 17
         4.1      Entire Agreement........................................... 17
         4.2      Successors and Assigns..................................... 17
         4.3      Notices.................................................... 17
         4.4      Headings................................................... 18
         4.5      Counterparts............................................... 18
         4.6      Applicable Law............................................. 18
         4.7      Specific Enforcement....................................... 18
         4.8      Amendment and Waivers...................................... 19


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                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT, dated as of November 3, 1997 (the "Agreement"), between COMPOST AMERICA HOLDING COMPANY, INC., a New Jersey corporation (the "Company"), and WASTECO VENTURES LIMITED, a corporation organized under the laws of the British Virgin Islands (the "Holder").

                                    RECITALS
                                    --------

         WHEREAS, the Company has agreed to sell to the Holder, and the Holder has agreed to purchase from the Company, shares of Series A Preferred Stock (as defined herein); Series C Preferred Stock (as defined herein) and shares of Common Stock (as defined herein) of the Company, upon the terms and subject to the conditions set forth in that certain Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), by and between the Company and Wasteco Ventures Limited;

         WHEREAS, it is a condition precedent to the obligations of the Holder under the Stock Purchase Agreement that the Company grant certain registration rights in respect of the Restricted Securities (as defined herein); and

         WHEREAS, the Company and the Holder desire to evidence such registration rights by entering into this Agreement.

                                    AGREEMENT
                                    ---------

         The parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

1.1      Definitions.   The following terms, as used herein, have the following
 meanings.

         "Board" means the Board of Directors of the Company.

         "Business Day" means any day except a Saturday, Sunday or other day on which banks in New York are authorized by law to close.

         "Closing Date" means the date on which the completion of the transactions specified in the Stock Purchase Agreement relating to the purchase and sale of Series A Preferred Stock and Series C Preferred Stock as contemplated by Section 2.01 thereof shall occur.

         "Commission" means the Securities and Exchange Commission.


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         "Common Stock" means the common stock, no par value, of the Company.

         "Company Registration Statement" means the Registration Statement of the Company relating to the registration for sale of shares of the Company's Common Stock contemplated by Section 2.3, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         "Effective Time" means the date of effectiveness of any Registration Statement.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Series A Preferred Stock" means the Series A Preferred Stock, no par value, of the Company.

         "Series C Preferred Stock" means the Series C Preferred Stock, no par value, of the Company.

         "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         The term "register" means to register under the Securities Act and applicable state securities laws for the purpose of effecting a public sale of securities.

         "Registration Statement" means the Company Registration Statement and/or the Shelf Registration Statement.

         "Restricted Securities" means any Securities until (i) a registration statement covering such Securities has been declared effective by the Commission and such Securities have been disposed of pursuant to such effective registration statement, (ii) such Securities are sold under circumstances in which all the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, or such Securities may be sold pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act, and are freely tradable after such sale by the transferee, (iii) such Securities are otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for such Securities not bearing a legend restricting further transfer and such Securities mav be resold without registration under the Securities Act, or (iv) such Securities shall have ceased to be outstanding.

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         "Securities" means the shares of Common Stock issuable bv the Company to the Holder at the Closing Date and upon conversion of the Series C Preferred Stock.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shelf Registration Statement" means the Registration Statement of the Company relating to the shelf registration for resale of Restricted Securities contemplated by Section 2.2 herein, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         "Stock Purchase Agreement" has the meaning given to it in the recitals to this Agreement.

         As used in this Agreement, words in the singular include the plural, and in the plural include the singular.

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                                    ARTICLE 2

                               REGISTRATION RIGHTS

2.1      Securities Subject to this Agreement.


         (a) The Securities entitled to the benefits of this Agreement are the Restricted Securities, but only for so long as they remain Restricted Securities.

         (b) A Person is deemed to be a holder of Restricted Securities (each, a "Holder") whenever such Person is the registered holder of such Restricted Securities on the books and records of the Company or its transfer agent.

2.2      Demand Registration.

         (a) Subject to the limitations set forth in this Agreement, at any time after the date which is 90 days after the Closing Date, the Holder may request the Company to register under the Securities Act, all or any portion (but not less than $2.0 million of the Holder's Restricted Securities) of its Restricted Securities for sale on terms and conditions comparable to those normally applicable to offerings of equity securities in similar circumstances as determined by the Company on Form S-3 or such other form as the Company deems appropriate; provided, however, that the request for registration must be for a Shelf Registration Statement pursuant to Rule 415 under the Securities Act. The Company shall be obligated to register Restricted Securities pursuant to this
Section 2.2(a) on two occasions only, provided, however, that such registrations shall be counted only if (A) the corresponding Registration Statements have become effective under the Securities Act, and (B) the public offerings have been consummated on the terms and conditions specified therein or if not consummated, such failure was not attributable to an action taken by the Company. The Company shall be entitled to include in any Shelf Registration Statement filed pursuant to this Section 2.2(a) securities of the Company held by any other shareholder of the Company and, in an underwritten public offering, Common Stock of the Company to be sold by the Company for its own account so long as the inclusion of such additional securities will not result in a decrease of the amount of Restricted Securities to be registered pursuant to this Section 2.2(a).

         (b) In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 2.4 below and shall use its reasonable efforts to effect such registration to permit the sale of the Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 2.2(c)). Subject to Section 2.2(d), the Company shall use its best efforts to keep each such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 2.2(d) to the extent necessary to ensure that it is available for resales of Restricted Securities by the Holder, and to ensure that it

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conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 18 months from the Effective Time or such longer period as required by Section 2.2(d) or such shorter period that will terminate when all the securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or otherwise cease to be Restricted Securities (the "Effective Period"). Upon the occurrence of any event that would cause any Shelf Registration Statement or the Prospectus contained therein (i) to contain a material misstatement or omission or (ii) not to be effective and usable for sale or resale of Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference, in the case of clause (i), correcting any such misstatement or omission, and, in the case of either clause (i) or (ii), use its reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for its intended purpose(s) as soon as practicable thereafter.

         (c) The Holder may not include any of its Restricted Securities in a Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 30 Business Days after receipt of a written request therefor, such information specified in Item 507 of Regulation S-K under the Securities Act and such other information as the Company may reasonably request for use in connection with a Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to the NASD. The Holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

         (d) Notwithstanding anything to the contrary contained herein, if (x) the Board determines in good faith that the registration and distribution of Restricted Securities (or the use of any such Shelf Registration Statement or the Prospectus contained therein) would interfere with any proposed or pending material corporate transaction involving the Company or any of its subsidiaries or would require premature disclosure thereof or would require the Company to disclose information that the Company has not otherwise made public and that the Company reasonably determines is in the best interests of the Company not to disclose at such time, and (y) the Company notifies the Holder in writing not later than three days following such determination (such notice a "Blackout Notice"), the Company may (A) postpone the filing of such Shelf Registration Statement or (B) allow such Shelf Registration Statement to fail to be effective and usable or elect that such Shelf Registration Statement not be usable for a reasonable period of time, but not in excess of 30 days (a "Blackout Period"); provided, however, that the aggregate number of days included in all Blackout Periods shall not exceed 90 during any consecutive 12 months and shall not exceed 150 during the period specified in Section 2.2(b) of this Agreement; and provided, further, that the Effective Period referred to in Section 2.2(b) during which a Shelf Registration Statement is required to be effective and usable shall be extended by the aggregate number of days during which such Shelf Registration Statement was not effective or usable pursuant to the foregoing provisions.

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         (e) Notwithstanding anything to the contrary contained herein, the
Company shall not be obligated to file a Shelf Registration Statement in respect of Restricted Securities pursuant to this Section 2.2 if: (i) the Company has previously filed a Shelf Registration Statement with respect to Restricted Securities, and a period of at least 180 days has not elapsed from the date on which the Effective Period of such Shelf Registration Statement has expired; and
(ii) the Company has previously filed a Company Registration Statement pursuant to which Restricted Securities have been registered under Section 2.3 hereof, and a period of at least 120 days has not elapsed from the Effective Time of such Company Registration Statement.

2.3      Piggyback Registration.

         (a) At any time that the Company proposes to file a Company Registration Statement, either for its own account or for the account of a stockholder or stockholders, the Company shall give the Holder written notice of its intention to do so and of the intended method of sale (the "Registration Notice") within a reasonable time prior to the anticipated filing date of the Company Registration Statement effecting such registration (but in no event less than 30 days before the anticipated filing date). The Holder may request inclusion of any Restricted Securities in such Company Registration Statement by delivering to the Company, within 30 Business Days after receipt of the Registration Notice, a written notice (the "Piggyback Notice") stating the number of Restricted Securities proposed to be included and that such shares are to be included in any underwriting only on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such Company Registration Statement. The Company shall use its best efforts to cause all Restricted Securities specified in the Piggyback Notice to be included in the Company Registration Statement and any related offering, all to the extent requisite to permit the sale by the Holder of such Restricted Securities in accordance with the method of sale applicable to the other shares of Common Stock included in such Company Registration Statement; provided, however, that if, at any time after giving Registration Notice and prior to the Effective Time of the Company Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Holder and, thereupon:

               (i) in the case of a determination not to register, shall be relieved of its obligation to register any Restricted Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and

               (ii) in the case of a delay in registering, shall be permitted to delay registering any Restricted Securities for the same period as the delay in registering such other securities.

               (b) The Company's obligation to include Restricted Securities in a Company Registration Statement pursuant to Section 2.3(a) shall be subject to the following limitations:

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               (i) The Company shall not be obligated to include any Restricted
          Securities in a registration statement filed on Form S-4, Form S-8 or such other similar successor forms then in effect under the Securities Act.

               (ii) If a Company Registration Statement involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such Registration Statement exceeds the number which can be sold in such offering without adversely affecting the offering, the Company will include in such Registration Statement the number of such Securities which the Company is so advised can be sold in such offering without adversely affecting the offering, determined as follows:

                                     (A)    first, the securities proposed by
                           the Company to be sold for it own account,  and

                                     (B) second, any Restricted Securities
                           requested to be included in such registration and any other securities of the Company pro rata among the holders thereof requesting such registration on the basis of the number of shares of such securities requested to be included by such holders.

               (iii) The Company shall not be obligated to effect any registration for the account of the Holder on a Company Registration Statement with respect to less than $2.0 million of the Holder's Restricted Securities, subject to the provisions of Subsection (ii) of this Section 2.3(b).

               (iv) The Company shall not be obligated to effect any registration for the account of the Holder on a Company Registration Statement if, prior to the filing date of such Company Registration Statement, (A) the Holder has requested registration of its Restricted Securities on a Shelf Registration Statement pursuant to Section 2.2 hereof, (B) the corresponding Shelf Registration Statement has become effective under the Securities Act, and (C) the public offering has been consummated on the terms and conditions specified therein or if not consummated, such failure was not attributable to an action taken by the Company.

         (c) The Holder may not include any of its Restricted Securities in a Company Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 30 Business Days after receipt of a written request therefor, such information specified in Item 507 of Regulation S-K under the Securities Act and such other information as the Company may reasonably request for use in connection with the Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to the NASD. The Holder agrees to furnish promptly to the Company all information required to be

                                        7

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disclosed in order to make all information previously furnished to the Company by such Holder not materially misleading.

         (d) The Company represents and confirms that, except as provided in that certain Registration Rights Agreement dated as of November 3, 1997 between the Company and Robert J. Longo (the "Longo Registration Rights Agreement"), it has granted no piggyback registration rights to any holder of Common Stock prior to the date hereof. The Company covenants not to grant any such piggyback registration rights which would permit any holder of Common Stock to have piggyback registration rights prior to, or, except for the Longo Registration Rights Agreement, on a party with, those of the Holder.

         2.4 Registration Procedures. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Restricted Securities, the Company shall:

         (a) prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement effective (i) if such Registration Statement is a Company Registration Statement, until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Company Registration Statement or (ii) if such Registration Statement is a Shelf Registration Statement, for the applicable period set forth in Section 2.2(b) herein; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement or the Prospectus;

         (b) promptly (and in respect of events covered by clause (i) hereof, on the same day as the Company shall receive notice of effectiveness) advise the Holder and, if requested by such Persons, to confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and when the same has become effective, (ii) of any request by the Commission for post-effective amendments to such Registration Statement or post-effective amendments to such Registration Statement or post-effective amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any such Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (iv) of the existence of any fact or the happening of any event that makes any statement of a material fact made in any such Registration Statement, the related Prospectus, any amendment or

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supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in any such Registration Statement or the related Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of such Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

         (c) promptly furnish to the Holder, and each underwriter, if any, without charge, at least one conformed copy of any Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference) and such other documents as such Holder may reasonably request;

         (d) deliver to the Holder, and each underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such person reasonably may request.

         (e) enter into such customary agreements and take all such other reasonable action in connection therewith (including those reasonably requested by the Holder or the underwriter(s), if any) required in order to expedite or facilitate the disposition of such Restricted Securities pursuant to such Registration Statement, including, but not limited to, dispositions pursuant to an underwritten registration, and in such connection:

               (i) make such representations and warranties to the Holder and underwriter(s), if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings (whether or not sales of securities pursuant to such Registration Statement are to be to an underwriter(s)) and confirm the same if and when requested;

               (ii) obtain opinions of counsel to the Company addressed to the Holder and underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings (whether or not sales of securities pursuant to such Registration Statement are to be made to an underwriter(s)) and dated the Effective Time of any Registration Statement (and, in the case of any underwritten sale of securities pursuant to such Registration Statement, each closing date of sales to the underwriter(s) pursuant thereto);

               (iii) use reasonable efforts to obtain comfort letters dated the Effective Time of any Registration Statement (and, in the case of any underwritten sale of securities pursuant to such Registration Statement, each closing date of sales to the underwriter(s) pursuant thereto) from the independent certified public accountants of the Company addressed to the Holder and underwriter, if any, such letters to be in customary form and covering matters of the type customarily covered in comfort letters in connection with

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          underwritten offerings (whether or not sales of securities pursuant to such Registration Statement are to be made to an underwriter(s));

               (iv) provide for the indemnification provisions and procedures of
          Section 2.6 hereof with respect to the Holder and the underwriter(s), if any, and;

               (v) deliver such documents and certificates as may be reasonably requested by the Holder or the underwriters), if any, and which are customarily delivered in underwritten offerings (whether or not sales of securities pursuant to such Registration Statement are to be made to an underwriter(s), with such documents and certificates to be dated the Effective Time of any Registration Statement.

         The actions required by clauses (i) through (v) above shall be done at each closing under such undenwiting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in clause (i) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, and the Holder promptly, and, if requested by such Person, shall confirm such advice in writing;

         (f) prior to any public offering of Restricted Securities, cooperate with the Holder, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Restricted Securities under the securities or Blue Sky laws of such U.S. jurisdictions as the Holder or underwriter(s), if any, may reasonably request in writing by the time any Registration Statement is declared effective by the Commission, and do any and all other acts or filings necessary or advisable to enable disposition in such U.S. jurisdictions of the Restricted Securities covered by any Registration Statement and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to register or qualify as a foreign corporation in any jurisdiction where it is not then so qualified or as a dealer in securities in any jurisdiction where it would not otherwise be required to register or qualify but for this Section 2.4, or to take any action that would subject it to the service of process in suits or to taxation, in any jurisdiction where it is not then so subject;

         (g) in connection with any sale of Restricted Securities that will result in such securities no longer being Restricted Securities, cooperate with the Holder and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Restricted Securities to be sold and not bearing any restrictive legends; and enable such Restricted Securities to be in such denominations and registered in such names as the Holder or the underwriter(s), if any, may request at least two (2) Business Days prior to any sale of Restricted Securities made by such underwriters;

         (h) use its reasonable efforts to cause the disposition of the Restricted Securities covered by any Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof

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or the underwriter(s), if any, to consummate the disposition of such
Restricted Securities, subject to the proviso contained in Section 2.4(f);

         (i) if any fact or event contemplated by Section 2.4(b) shall exist or have occurred, prepare a supplement or post-effective amendment to any Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein not misleading;

         (j) cooperate and assist in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable efforts to cause any Registration Statement to become effective and approved by such U.S. governmental agencies or authorities as may be necessary to enable the Holder to consummate the disposition of such Restricted Securities;

         (k) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to such Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (i) commencing at the end of any fiscal quarter in which Restricted Securities are sold to the underwriter in a firm or best efforts underwritten offering or (ii) if not sold to an underwriter in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of any Registration Statement;

         (l) provide a CUSIP number for all Restricted Securities not later than the Effective Time of any Registration Statement;

         (m) use its best efforts to qualify for inclusion, not later than the Effective Time of such Registration Statement, all Restricted Securities covered by such Registration Statement on the OTC Bulletin Board of the NASD, or any other trading market on which the Common Stock of the Company is then admitted for trading, and

         (n) provide promptly to Holder upon request each document filed with the Commission pursuant to the requirements of Section 12 and Section 14 of the Exchange Act.

         The Holder agrees by acquisition of a Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 2.4(b)(iv) or the commencement of a Blackout Period, such Holder will forthwith discontinue disposition of Restricted Securities pursuant to any Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.4(i), or until it is advised in writing, in accordance with the notice provisions of Section 4.3 herein (the "Advice"), by the Company that the use of the Prospectus may be resumed, and has received

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copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, the Holder will deliver to the Company all copies, other than permanent file copies, then in such Holder's possession, of the Prospectus covering such Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of the Shelf Registration Statement set forth in Section 2.2(b) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 2.4(b)(iv) or the commencement of a Blackout Period to and including the date when the Holder shall have received the copies of the supplemented or amended Prospectus contemplated by Section 2.4(i) or shall have received (in accordance with the notice provisions of Section 4.3) the Advice.

2.5 Preparation; Reasonable Investigation. In connection with preparation and filing of each Registration Statement under the Securities Act, the Company will give the Holder, its underwriter, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each to them access to its books and records and such opportunities to discuss the business, finances and accounts of the Company and its subsidiaries with its officers, directors and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of the Holder and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

2.6 Certain Rights of the Holder. The Company will not file any registration statement under the Securities Act which refers to the Holder by name or otherwise without the prior approval of such Holder, which consent shall not be unreasonably withheld or delayed.

2.7      Registration Expenses.

         (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD and reasonable counsel fees in connection therewith); (ii) all reasonable fees and expenses of compliance with federal securities and state Blue Sky or securities laws (including all reasonable fees and expenses of one counsel to the underwriter(s) in any underwriting) in connection with compliance with state Blue Sky or securities laws for up to 10 states; (iii) all expenses of printing, messenger and delivery services and telephone calls; (iv) all fees and disbursements of counsel for the Company; and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), but excluding from this paragraph, fees and expenses of counsel to the underwriter(s), if any, unless otherwise set forth herein.

         (b) Notwithstanding the foregoing, the Company will not be responsible for any underwriting discounts, commissions or fees attributable to the sale of Restricted Securities or

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


any legal fees or disbursements (other than any such fees or disbursements relating to Blue Sky compliance or otherwise as set for the under Section 2.7(a)) incurred by any underwriter(s) in any underwritten offering if the underwriter(s) participates in such underwritten offering at the request of the Holder, or any transfer taxes that may be imposed in connection with a sale or transfer of Restricted Securities.

         (c) The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

2.8      Indemnification; Contribution.

         (a) The Company agrees to indemnify and hold harmless (i) the Holder,
(ii) each other Person who participates as an underwriter in the offering or sale of such securities, (iii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Holder or underwriter (any of the persons referred to in this clause (iii) being hereinafter referred to as a "controlling person") and (iv) the respective officers, directors, partners, employees, representatives and agents of the Holder or underwriter or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an "indemnified Person"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments or expenses, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof) (collectively, "Claims"), to which such indemnified Person may become subject under either Section 15 of the Securities Act or Section 20 of the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon, or are caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or a violation by the Company of the Securities Act or any state securities law, or any rule or regulation promulgated under the Securities Act or any state securities law, or any other law applicable to the Company relating to any such registration or qualification, except insofar as such losses, claims, damages, liabilities, judgments or expenses of any such indemnified Person; (x) are caused by any such untrue statement or omission or alleged untrue statement or omission that is based upon information relating to such indemnified Person furnished in writing to the Company by or on behalf of any of such indemnified Person expressly for use therein; (y) with respect to the preliminary Prospectus, result from the fact that the Holder sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus, as amended or supplemented, if the Company shall have previously furnished copies thereof to the Holder in accordance with this Agreement and said Prospectus, as amended or supplemented, would have corrected such untrue statement or omission; or (z) as a result of the use by an indemnified Person of any Prospectus when, upon receipt of a Blackout Notice or a notice from the Company of the existence of any fact of the kind described in Section 2.4(b)(iv), the indemnified Person or the Holder was not permitted to do so. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified Person and shall survive the transfer of such securities by such Holder.

         In case any action shall be brought or asserted against any of the indemnified Persons with respect to which indemnity may be sought against the Company, such indemnified Person shall promptly notify the Company and the Company shall assume the defense thereof. Such indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified Person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any implied parties) include both the indemnified Person and the Company and the indemnified Person shall have been advised in writing by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the indemnified Person), it being understood, however, that the Company shall not, in connection with such action or similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all the indemnified Persons, which firm shall be (x) designated by such indemnified Persons and (y) reasonably satisfactory to the Company. The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's prior written consent, which consent shall not be withheld unreasonably, and the Company agrees to indemnify and hold harmless any indemnified Person from and against any loss, claim, damage, liability, judgment or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each indemnified Person, settle or compromise or consent to the entry of judgment on or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified Person from all liability arising out of such action, claim litigation or proceeding.

         (b) The Holder agrees to indemnify and hold harmless the Company and its directors, officers and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each person, to the same extent as the foregoing indemnity from the Company to each of the indemnified Persons, but only (i) with respect to actions based on information relating to the Holder furnished in writing by or on behalf of such Holder expressly for use in any Registration Statement or Prospectus, and (ii) to the extent of the gross proceeds, if any, received by such Holder from the sale or other disposition of its Restricted Securities covered by such Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against the Holder, such Holder shall have the rights and duties given the Company in Section 2.8(a) (except that the Holder may but shall not be required to assume the defense thereof), and the Company or its directors or officers or such controlling person shall have the rights and duties given to the Holder by Section 2.8(a).

         (c) If the indemnification provided for in this Section 2.8 is unavailable to an indemnified party under Section 2.7(a) or (b) (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims damages, liabilities, judgments or expenses
(i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder on the other hand from sale of Restricted Securities or (ii) if such allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid to a party as a result of the losses, claims, damages, liabilities, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 2.8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.8(c) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.8(c) the Holder (and its related indemnified Persons) shall not be required to contribute, in the aggregate, any amount in excess of the amount by which the dollar amount of proceeds received by such Holder upon the sale of the Restricted Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The indemnity, and contribution provisions contained in this Section
2.8 are in addition to any liability which the indemnifying person may otherwise have to the indemnified persons referred to above.

2.9 Participation in Underwritten Registrations. The Holder may not participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

2.10 Selection of Underwriters. The Holder may sell its Restricted Securities in an underwritten offering. In any such underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holder if such registration is pursuant to the Shelf Registration Statement, and by the Company if such registration is pursuant to a Company Registration Statement; provided, however, that such investment bankers and managers must be reasonably satisfactory to the Company or the Holder, respectively. Such investment bankers and managers are referred to herein as the "underwriters".


                                    ARTICLE 3

                                    RULE 144

3.1 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities (as that term is used in Rule 144 under the Securities Act) to the public without registration, the Company agrees to use its best efforts to:

         (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

         (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) so long as the Holder owns any Restricted Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such Restricted Securities without registration.

                                    ARTICLE 4

                                  MISCELLANEOUS

4.1 Entire Agreement. This Agreement, together with the Stock Purchase Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreement and understandings, both oral and written, between the parties with respect to the subject matter hereof.

4.2 Successors and Assigns. Wasteco Ventures Limited expects to assign all rights under this Agreement to a limited partnership or other entity in which it will have a substantial interest (the "Proposed Assignee"). An assignment prior to February 1, 1998 shall be effective without any consent by the Company upon written notice thereof accompanied by a statement of Wasteco Ventures Limited that it has a substantial interest in the Proposed Assignee and a statement by the Proposed Assignee addressed to the Company that it agrees to be bound by the terms of this Agreement. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Restricted Securities; providing, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of the Holder unless and to the extent such successor or assign acquired Restricted Securities from the Holder at a time when the Holder could not transfer such Restricted Securities pursuant to any Registration Statement or pursuant to Rule 144 under the Securities Act as contemplated by clause (ii) of the definition of Restricted Securities.

4.3 Notices. All notices and other communications given or made pursuant hereto or pursuant to any other agreement among the parties, unless otherwise specified, shall be in writing and shall be deemed to have been duly given or made if sent by telecopy (with confirmation in writing), delivered personally or by overnight courier or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the telecopy number, if any, or address set forth below or at such other addresses as shall be furnished by the parties by like notice. Notices sent by telecopier shall be effective when receipt is acknowledged, notices delivered personally or by overnight courier shall be effective upon receipt and notices sent by registered or certified mail shall be effective three days after mailing:

                  if to the Holder:        Wasteco Ventures Limited
                                           Citco Building, Wickham Cay
                                           P.O. Box 662
                                           Road Town
                                           Tortola, British Virgin Islands

                  with copies to:          Wafra Investment Advisory Group, Inc.
                                           9 West 57th Street, 38th Floor
                                           New York, New York 10019
                                           Attention: Mr. John T. Shea

                                           Fax:  (212) 486-2678
                                           Telephone: (212) 759-3700

                                                   -and-

                                           Shearman & Sterling
                                           599 Lexington Avenue
                                           New York, New York 10022
                                           Attention:  Arthur Norman Field, Esq.
                                           Fax:  (212) 848-7179
                                           Telephone:  (212) 848-4000

                  if to the Company:       Compost America Holding Company, Inc.
                                           320 Grand Avenue
                                           Englewood, New Jersey 07631
                                           Fax:  (201) 541-1303
                                           Telephone: (201) 541-9393

                  with copies to:          Greenberg Traurig Hoffman
                                           Lipoff Rosen & Quentel, P.A.
                                           2005 Market Street, Suite 2050
                                           Philadelphia, PA 19103
                                           Attention:  Theodore W. Mason, Esq.
                                           Fax: (215) 988-7801
                                           Telephone: (215) 988-7805

4.4 Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

4.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

4.6 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without giving effect to choice law provisions.

4.7 Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate, and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary to permanent injunction or any other equitable remedy which may then be available.

4.8 Amendment and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the unanimous written consent of the Holders of the Restricted Securities.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              COMPOST AMERICA HOLDIING COMPANY, INC.



                              By:  /s/ Roger E. Tuttle
                                 ----------------------------------------
                                   Name:
                                   Title




                              WASTECO VENTURES LIMITED



                              By:  /s/ John T. Shea
                                 ----------------------------------------
                                   Name:
                                   Title: